Exhibit 99.1

GENIUS BRANDS ANNOUNCES NAME CHANGE TO 'KARTOON STUDIOS'; SET TO TRANSFER LISTING TO NYSE AMERICAN UNDER NEW TICKER SYMBOL, ‘TOON’

Rebrand Reflects Company’s Growth and Focus on Production, Distribution and Licensing of Multi-Platform Animated Entertainment Content for Children and Families

‘STAN LEE’ to Ring Opening Bell on June 26th

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Beverly Hills CA, June 13, 2023 – Genius Brands International, Inc. (Genius Brands, (Nasdaq: GNUS) today announced that the Company will be changing its name to Kartoon Studios. In connection with the name change, the Company plans to transfer its listing from the Nasdaq Capital Market (“Nasdaq”) to the NYSE American exchange (“NYSE American”).

Kartoon Studios is expected to commence trading on the NYSE American exchange when markets open on Monday, June 26, 2023. Effective that date, the Company’s common stock will begin trading under a new trading symbol, “TOON,” and a new CUSIP number, 37229T 509. The Company will continue to trade on Nasdaq under its current trading symbol, “GNUS” until the close of market on Friday, June 23, 2023.

The Company also reports that “STAN LEE,” via animation, will ring the opening bell of the NYSE on June 26th, reflecting the emphasis on STAN LEE created IP going forward for Kartoon Studios. Anyone that would like to join in on the celebration, can livestream the bell-ringing at the NYSE American exchange on Kartoon Channel!”

The Company, through its interest in STAN LEE UNIVERSE, controls the name, likeness, signature, consumer product licensing, and post-Marvel IP, of Stan Lee, which it has commenced to bring to market beginning with a 20-year license to Marvel and the Walt Disney Company, and a major branding initiative commemorating Stan’s 100th anniversary at San Diego Comic-Con in July 2023.

Andy Heyward, Chairman & CEO of Genius Brands, commented, “The name change from Genius Brands to Kartoon Studios was conceived to reflect the core DNA of the Company, making high quality and socially responsible animated cartoons for children, distributing them worldwide, and licensing consumer products based on the character images. In conjunction with the renaming of the company, we are transitioning our stock listing to the NYSE American exchange, which we believe is more aligned with our strategy to become a leading provider of children’s entertainment. NYSE is home to major multimedia powerhouses like Disney, SONY, Roblox, AMC and others. We are heading into our next phase of growth so the timing is ideal for us as a company and our shareholders to make the move. I encourage investors to join “Stan Lee,” along with management and the board, as he rings the NYSE opening bell on June 26 2023 to celebrate this momentous occasion.”

“The defining focus of our new “Kartoon” and animation rebranding reflects the recent vertical integration of the business following several acquisitions over the past year, including WOW! Unlimited Media in Canada and its subsidiaries Frederator Studios, Frederator Network and Mainframe Entertainment; Ameba TV; Beacon Media; as well as taking a major stake in Germany’s Your Family Entertainment, the largest children’s animation catalogue in Europe. We now have capabilities to do everything in-house, from content creation to production, distribution and global merchandising.”

At the same time, the Company is also expanding its content across wider demographics, ranging from toddlers to young adults, including its recently launched hit series, SHAQ’S GARAGE , which premiered on Pluto TV, starring and co-produced by NBA legend, Shaquille O’Neal, which caters to a younger audience.

“Additionally, through our Frederator Studios subsidiary, we have several initiatives in content development that skew to a broader audience. We have an exclusive deal with BuzzFeed Animation Lab to develop select properties into full series based on hit YouTube shorts, including Chikn’ Nuggit. Frederator also signed a deal with Jimmy Kimmel’s Wheelhouse DNA and YouTube sensation Adam Waheed “Adam W” for an animated series. Concurrently, the Company’s series, Bee and PuppyCat, co-produced with TOHO of Japan, has been a breakout hit that led to a Netflix series and merchandise program with Hot Topic.”

“While other companies in the entertainment industry are struggling and declining in the current economic market and industry challenges, Kartoon Studios continues to rapidly grow, best illustrated by a nearly eight-fold increase in revenue for 2022. Multiple new productions are in various stages of development.

The Company is in development on Blue Origin Space Rangers, in partnership with Jeff Bezos’ Blue Origin and Michael Strahan’s SMAC productions. And finally, we are in development on Wolfgang Puck’s Chef Academy, in collaboration with the world’s pioneering celebrity chef, Wolfgang Puck.”

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“The Kartoon Channel! distribution platform, under the leadership of Walt Disney veterans Todd Steinman domestically, and Paul Robinson internationally, continues to grow worldwide. In the US, the platform has 100% television household market penetration across a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple iOS, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, YouTube, KartoonChannel.com, Samsung Smart TVs and LG TVs, as well as on multiple airline entertainment systems. Internationally, Kartoon Channel! is currently available in key territories around the world, including the recently announced Africa and Sub-Sahara Africa (StarTimes), Australia and New Zealand (Samsung TV Plus), Germany (Waipu), Philippines (Tapp Digital). Kartoon Channel! branded blocks are also currently available daily in 69 countries across the Middle East, Africa, and Latin America and Europe.”

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global children’s media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s IP portfolio of family-friendly content features the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, available on Pluto TV; Rainbow Rangers on Kartoon Channel! and Netflix; Llama Llama, starring Jennifer Garner, on Netflix and more. In 2022, Genius Brands acquired Canada’s WOW! Unlimited Media (TSX-V: WOW), which includes 2,500 channels under Frederator Networks, and has also made a strategic investment in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s largest distributors and broadcasters of high-quality programs for children and families.

Genius Networks consists of Kartoon Channel!, Frederator Network and Ameba. Kartoon Channel! is a globally distributed entertainment platform with penetration in a vast majority of the U.S. television market and international expansion with launches in key markets around the world. Kartoon Channel! is available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs. Frederator Network owns and operates the largest global animation network on YouTube, with channels featuring over 2000 exclusive creators and influencers, garnering on average over a billion views every month. Ameba is a children's video streaming service full of active, engaging and intelligent programming.

For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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